UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 31, 2008
TRM CORPORATION
(Exact Name of Registrant as Specified in Charter)

Oregon	0-19657	93-0809419

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)
12402 N.E. Marx Street, Portland, Oregon 97230
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (503) 257-8766
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 1.02. Termination of a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement.
     TRM ATM Corporation (the “Company”), a subsidiary of TRM Corporation, entered into a series of Cash Provisioning Agreements with U.S. Bank National Association, doing business as Elan Financial Services (“Elan”), and various armored car carriers, dated October 31, 2008 (the “Cash Provisioning Agreements”). The Cash Provisioning Agreements provide that Elan will provide cash, through the use of armored car carriers, for the Company’s automated teller machines (“ATMs”). The term of the Cash Provisioning Agreements is for a period of five years and automatically renews for additional one year periods unless either party gives the other parties notice of its intent to terminate. The Company is responsible for the payment of fees related to the use of the cash. The Company provided Elan with a subordinated lien and security interest in the ATMs, subject to the security interest of Lampe Conway & Co., LLC, Notemachine Limited and Douglas Falcone and any third party providing the direct financing of any ATM equipment and any refinancings of any of the foregoing. The Cash Provisioning Agreements also provide that the Company will maintain a positive demand account balance with Elan or, at the Company’s option, a letter of credit in favor of Elan in an amount not less than $800,000. Elan may draw on the account balance or letter of credit (i) in the event the Company materially defaults in the performance of any duties or obligations, which is not cured within 30 days notice; (ii) if the Company (A) terminates or suspends its business, (B) becomes subject to any bankruptcy or insolvency proceeding under federal or state statute, (C) becomes insolvent or becomes subject to direct control by a trustee, receiver or similar authority, (D) has wound up or liquidated or (E) is required to terminate its involvement in the activities covered by the Cash Provisioning Agreements by order of a court of competent jurisdiction or a regulatory agency which governs the activities of a party; and (iii) in order to obtain payment of any fees, charges or other obligations of the Company that have not been paid pursuant to the Cash Provisioning Agreements. The demand account balance or letter of credit must remain open and funded by the Company for a period of 90 days after the termination of the Cash Provisioning Agreements.
     The Company entered into an ATM Vault Cash Purchase Agreement, effective on November 3, 2008, with Elan, TRM Inventory Funding Trust and DZ Bank, AG, Deutsche Zentral-Genossenschaftsbank Frankfurt Am Main (the “ATM Vault Cash Purchase Agreement”). The ATM Vault Cash Purchase Agreement provides that on November 5, 2008 (the “Purchase Date”), TRM Inventory Funding Trust will sell the cash in the ATMs to Elan, which Elan will provide to the Company. The ATM Vault Cash Purchase Agreement provides that the Company must maintain a letter of credit for $2,000,000 for the benefit of Elan, the amount of which will be inclusive of the $800,000 agreed to under the Cash Provisioning Agreements. Elan may draw on the letter of credit for a period of 60 days after the Purchase Date for the purpose of securing any shortage resulting under the ATM Vault Cash Purchase Agreement or in the event of bankruptcy, reorganization, debt arrangement, notification of termination of the ATM Vault Cash Purchase Agreement or failure of the Company to pay any of its obligations. After the expiration of the 60 day period, the Company may reduce the letter of credit down to $800,000, which may be drawn upon by Elan consistent with the terms of the Cash Provisioning Agreements. Any party may terminate the ATM Vault Cash Purchase Agreement if any party is in breach of its material obligations and fails to cure such breach within five business days after notice of such breach.

     On October 31, 2008, the Company, Genpass Technologies, LLC, a wholly owned subsidiary of U.S. Bank National Association doing business as Elan Financial Services, and Pendum, Inc. entered into Amendment No. 2 (the “Amendment”) to the Cash Provisioning Agreement, effective August 28, 2007 as previously reported in the Form 8-K filed on August 14, 2008 (the “Pendum Agreement”). The Amendment revises the Pendum Agreement to include the provisions set forth in the Cash Provisioning Agreements, including revising the term to five years with automatic renewal for additional one year periods unless either party gives the other parties notice of its intent to terminate and granting Elan a subordinated lien and security interest in the ATMs, subject to the security interest of Lampe Conway & Co., LLC, Notemachine Limited and Douglas Falcone. The Amendment also includes the letter of credit or positive demand account balance requirement.
     On November 3, 2008, the Company, Elan and eFunds Corporation (“eFunds”) entered into a Services Agreement (the “Services Agreement”) pursuant to which Elan and eFunds will share information regarding the respective cash servicing and transaction processing services that they perform for the Company. The Services Agreement will remain in effect until such time as a party provides not less than 90 days written notice of its intent to terminate such agreement. The Services Agreement may be terminated upon the occurrence of an event of default which includes (i) bankruptcy, insolvency or liquidation, (ii) a representation or warranty proven to have been materially false or misleading as of the date made or becomes false or misleading, (iii) a breach of a material obligation and such breach is not cured within 30 days of notice and (iv) knowingly engaging in activities which violate state law or governmental regulations or operating in a manner which may present an increased financial or economic risk or result in undue economic hardship and/or damage the business operations of either or both of the remaining parties.
     On November 5, 2008, TRM Corporation entered into an amendment (the “Fifth Amendment”) to its Securities Purchase Agreement, dated April 18, 2008, by and among TRM Corporation, LC Capital Master Fund, Ltd. and Lampe Conway & Co, LLC. The Fifth Amendment (i) added a definition of the Cash Provisioning Agreements and ATM Vault Cash Agreement, (ii) amended the covenant prohibiting indebtedness to permit the letter of credit in favor of Elan under the ATM Vault Cash Purchase Agreement and Cash Provisioning Agreements, and (iii) amended the covenant prohibiting liens to permit the junior and subordinated liens created under the Cash Provisioning Agreements.
     In connection with the Cash Provisioning Agreements and ATM Vault Cash Agreement, the Company obtained an irrevocable letter of credit in favor of Elan, from Wells Fargo Bank, N.A., dated October 31, 2008, in the amount of $2,000,000. The letter of credit expires on October 31, 2009 but automatically renews for additional one year periods unless Wells Fargo Bank, N.A. sends notice that it elects not to extend the expiration date of the letter of credit.
Item 1.02. Termination of a Material Definitive Agreement
     The Company terminated its Loan and Servicing Agreement, dated March 17, 2000, as amended, by and among TRM Inventory Funding Trust, the Company, Autobahn Funding Company LLC, DZ Bank, AG, Deutsche Zentral-Genossenschaftsbank Frankfurt Am Main and

U.S. Bank National Association (“Original Vault Cash Agreement”) on November 5, 2008, by entering into the Termination Agreement, by and among TRM Inventory Funding Trust, the Company, Autobahn Funding Company LLC, DZ Bank, AG, Deutsche Zentral-Genossenschaftsbank Frankfurt Am Main, GSS Holdings Inc., U.S. Bank National Association and Wilmington Trust Company (the “Termination Agreement”). TRM Inventory Funding Trust paid $50,927,555 in consideration for the termination of the Original Vault Cash Agreement and the parties to the Original Vault Cash Agreement agreed to release their security interests upon termination. In addition, the outstanding letter of credit required to be in place under the Original Vault Cash Agreement in the amount of $2,550,000 was cancelled in conjunction with the Termination Agreement. The Cash Provisioning Agreements discussed in Item 1.01 replace the Original Vault Cash Agreement as the source of vault cash for the Company.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     See Item 1.01 above, which is incorporated by reference as if fully set forth herein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRM CORPORATION
	By:	/s/ Michael J. Dolan
		Name:	Michael J. Dolan
Date: November 6, 2008		Title:	Chief Financial Officer

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